SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported):          MARCH 26, 2003


                                 HUMATECH, INC.
             (Exact name of registrant as specified in its charter)


             ILLINOIS                   O-28557                  36-3559839
        (State or other               (Commission             (I.R.S. Employer
jurisdiction of incorporation)        File Number)           Identification No.)


                            1718 FRY ROAD, SUITE 450
                              HOUSTON, TEXAS  77084
              (Address of principal executive offices)  (zip code)


                                 (281) 828-2500
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report.)


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ITEM  1.     CHANGES  IN  CONTROL  OF  REGISTRANT

     Not  applicable.

ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

     Not  applicable.

ITEM  3.     BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable.

ITEM  4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Not  applicable.

ITEM  5.     OTHER  EVENTS

Mining  Materials  Purchase  Agreement
--------------------------------------

     On March 26, 2003, we entered into a Mining Materials Purchase Agreement with RAMMSCO, Inc., a Nevada corporation principally controlled by David G. Williams and John D. "J.D." Rottweiler, our officers and directors. RAMMSCO owns certain mining rights to acquire certain materials from a designated area. We use those materials in the development of our products. Under the terms of the agreement, RAMMSCO agreed to sell to us exclusively all of the materials from the defined area at a fixed price (subject to adjustment for inflation and actual increases in operating costs) deemed by our management to be advantageous when compared to the marketplace, for a period of twenty (20) years. We must pay the costs of extraction. In addition, we have an option to purchase, on terms and conditions to be agreed upon by the parties, any other materials which may be extracted from the area, as well as a right of first refusal for up to two (2) years after termination of the agreement. As consideration for the obligations of RAMMSCO under the agreement, we agreed to issue to RAMMSCO 12,500,000 shares of our common stock, of which 6,380,267 shares have been issued as of the date hereof.

ITEM  6.     RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

     Not  applicable.

ITEM  7.     FINANCIAL  STATEMENTS

     Not  applicable.

ITEM  8.     CHANGE  IN  FISCAL  YEAR

     Not  applicable.

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ITEM  9.     REGULATION  FD  DISCLOSURE

     Not  applicable.

EXHIBITS

ITEM  NO.    DESCRIPTION
---------    -----------

10.1*        Mining  Materials  Purchase  Agreement  dated  March  26,  2003

* Portions of the exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April  3,  2003                              Humatech,  Inc.,
                                                     an Illinois corporation


                                                     /s/  David  G.  Williams
                                                     ---------------------------
                                                     By:  David  G.  Williams
                                                     Its:  President

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